                                                                    Exhibit 3.17

                             CERTIFICATE OF INCORPORATION
                                          OF
                                 DOOR HOLDINGS, INC.

                                     ARTICLE ONE

          The name of this Corporation (hereinafter called the "Corporation") is Door Holdings, Inc.

                                     ARTICLE TWO

          The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.


                                    ARTICLE THREE

          The nature of the business and the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                     ARTICLE FOUR

          The Corporation shall have authority, to be exercised by its Board of Directors, to issue 1000 shares of capital stock with a par value of $.01 per share, all of which shall be of the same class and designated "Common Stock".

                                     ARTICLE FIVE

          The number of directors which shall constitute the whole Board of Directors of the Corporation shall be determined pursuant to the By-Laws of the Corporation as provided therein. Elections of directors need not be by written ballot.

                                     ARTICLE SIX

          In furtherance and not in limitation of the powers conferred by statute and in accordance with any relevant provisions of the By-Laws, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

                                    ARTICLE SEVEN

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE EIGHT

          The Corporation shall indemnify all directors and officers of the Corporation, to the full extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-Laws of the Corporation, from and against any and all expenses, liabilities or other matters. The Corporation may indemnify, to the full extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matters.

                                     ARTICLE NINE

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Nine shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article Nine shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the Corporation existing under this Certificate of Incorporation.

                                     ARTICLE TEN

          The name and mailing address of the incorporator is Elizabeth H. Noe, c/o Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, Suite 2400, Atlanta, Georgia 30308.

          IN WITNESS WHEREOF, the undersigned, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate declaring and certifying that this is the act and deed of the undersigned and the facts herein stated are true and, accordingly, has executed this certificate the 10th day of December, 1997.


                                     /s/ Elizabeth H. Noe
                                     --------------------------------
                                     Elizabeth H. Noe
                                     Sole Incorporator

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 DOOR HOLDINGS, INC.


          Door Holdings, Inc., a Delaware corporation, pursuant to Section 241 of the General Corporation Law of Delaware, certifies that:

          FIRST:    The corporation's Board of Directors have adopted the
following resolution amending the corporation's Certificate of Incorporation:

          The Board of Directors resolves to increase the number of shares of authorized capital stock of the Corporation from 1000 shares with a par value of $.01 per share, as set forth in Article Four of the Certificate of Incorporation, to 100,000 shares of capital stock with a par value of $.01 per share, all of which shall be of the same class and designated "Common Stock".

          SECOND:   The corporation was originally incorporated on December 10,
1997 and as of the date hereof has no stockholders.

          THIRD:    The foregoing amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, Door Holdings, Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 7th day of January, 1998.


                              /s/ D. Morley
                              ----------------------------------

                              By  D. Morley
                                -------------------------------,
                              President


ATTEST:

/s/ James G. Turner
---------------------------,
Secretary

                            CERTIFICATE OF AMENDMENT NO. 2
                                          TO
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 DOOR HOLDINGS, INC.


          Door Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the General Corporation Law of Delaware, certifies that:

          FIRST:    The Corporation's Board of Directors have adopted the
following resolution amending the Corporation's Certificate of Incorporation:

     RESOLVED, to increase the number of shares of authorized capital stock of the Corporation from 100,000 shares with a par value of $.01 per share, as set forth in Article Four of the Certificate of Incorporation of the Corporation, as amended as of January 7, 1998, to 125,000 shares of capital stock with a par value of $.01 per share, all of which shall be of the same class and designated "Common Stock".

          SECOND:   The Corporation was originally incorporated on December 10,
1997. The Certificate of Amendment of Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on January 7, 1998.

          THIRD:    The foregoing amendment to the Corporation's Certificate of
Incorporation has been duly adopted by the unanimous written consent of the Board of Directors of the Corporation and by the unanimous written consent of the holders of all of the outstanding stock of the Corporation entitled to vote, in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested to by its duly authorized officers this 25th day of September 1998.


                                   /s/ Daniel T. Morley
                                   -------------------------------------
                                   Daniel T. Morley
                                   President
ATTEST:

/s/ James G. Turner
-------------------------------
James G. Turner
Secretary

                 CERTIFICATE OF CORRECTION TO BE FILED
       TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
      NO. 2 TO CERTIFICATE OF INCORPORATION OF DOOR HOLDINGS, INC.
       FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
                         ON SEPTEMBER 25, 1998


          Door Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          1.    The name of the corporation is Door Holdings, Inc.

          2. That a Certificate of Amendment No. 2 of Certificate of Incorporation of Door Holdings, Inc. was filed by the Secretary of State of Delaware on September 25, 1998 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said Certificate of to be corrected is as follows:
                    the signatory of Door Holdings, Inc. as the President was Daniel T. Morley.

          4. The execution, sealing or acknowledgment of the Certificate is corrected to read as follows:


                              By: /s/ Cliff Darby
                                 -------------------
                              Name:  Cliff Darby
                              Title:  President


          IN WITNESS WHEREOF, said Door Holdings, Inc. has caused this Certificate to be signed by Cliff Darby, its President, this 30th day of September, 1998.


                              By: /s/ Cliff Darby
                                 ---------------------
                              Name:  Cliff Darby
                              Title:  President